Exhibit 23.4

Cosan Limited

Av. Juscelino Kubitschek, 1726 - 6th Floor

04543-000 São Paulo - SP/Brazil

São Paulo, July 12, 2007

Consent of BDO Trevisan Auditores Independentes

Ladies and Gentlemen:

We hereby consent to the reference made to our firm under the caption “Experts” and to the use of our report dated July 6, 2007, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-144010) and related Prospectus of Cosan Limited for the registration of class A common shares of its common stock.

Very truly yours,

/s/ Klaas Johnsen

BDO Trevisan Auditores Independentes

July 30, 2007

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